CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the reference to our firm under the heading “Experts” and the incorporation by reference of our report dated March 28, 2005, which appears in the Annual Report on Form 10-K for the year ended December 31, 2004, with respect to the financial statements and financial statement schedule of Aptimus Incorporated, in the Registration Statements on Form S-8 (Nos. 333-92379, 333-45854 and 333-88074).

/s/ Moss Adams LLP

Seattle, Washington
March 30, 2005